UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One S. Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held on September 23, 2013, at 8:30 a.m. local time. A total of 82,024,303 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 92.57% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.
The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:
Proposal No. 1: Election of Jarl Berntzen, Michael Bless, Daniel Goldberg, Peter Jones, Andrew Michelmore and John O'Brien to the Company's Board of Directors
The Company's stockholders elected Mr. Berntzen, Mr. Bless, Mr. Goldberg, Mr. Jones, Mr. Michelmore and Mr. O'Brien to serve on the Company's Board of Directors for a one year term expiring at our annual meeting in 2014 by the votes indicated below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jarl Berntzen	74,437,085	583,157	7,004,061
Michael Bless	74,214,276	805,966	7,004,061
Daniel Goldberg	45,372,149	29,648,093	7,004,061
Peter Jones	74,408,590	611,652	7,004,061
Andrew Michelmore	74,415,465	604,777	7,004,061
John O'Brien	74,333,047	687,195	7,004,061

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the votes indicated below. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,502,153	385,031	147,119	—

Proposal No. 3: Advisory vote on the compensation of executive officers
The allocation of votes for the non-binding advisory vote to approve the compensation of the Company's named executive officers (“say on pay”) was a follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,383,804	1,218,618	417,820	7,004,061
For more information regarding Proposals 1 through 3, please refer to the Company's definitive proxy statement filed with the Securities and Exchange Commission on July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	September 25, 2013	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary